                                                           Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                                LIGHTBRIDGE, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE                                                             04-3065140
(State or Other Jurisdiction of                                (I.R.S. Employer
Incorporation or Organization)                               Identification No.)

30 CORPORATE DRIVE                                                        01803
BURLINGTON, MA                                                        (Zip Code)
(Address of Principal Executive Offices)

               LIGHTBRIDGE, INC. 1996 EMPLOYEE STOCK PURCHASE PLAN
                            (Full Title of the Plan)

                            ------------------------

                              MR. ROBERT E. DONAHUE
                      President and Chief Executive Officer
                                LIGHTBRIDGE, INC.
                               30 Corporate Drive
                         Burlington, Massachusetts 01803
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (781) 359-4000
          (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                            ------------------------

                                 WITH COPIES TO:
                         John D. Patterson, Jr., Esquire
                           Alexander H. Pyle, Esquire
                                 Foley Hoag LLP
                              155 Seaport Boulevard
                           Boston, Massachusetts 02210
                                 (617) 832-1000

                            ------------------------

                         CALCULATION OF REGISTRATION FEE

   TITLE OF                                        PROPOSED               PROPOSED
  SECURITIES                 AMOUNT                MAXIMUM                MAXIMUM              AMOUNT OF
     TO BE                   TO BE              OFFERING PRICE            AGGREGATE           REGISTRATION
  REGISTERED               REGISTERED             PER SHARE            OFFERING PRICE             FEE
  ----------               ----------           --------------         --------------         ------------
 Common Stock,
$.01 par value             200,000 (1)          $       5.02(2)        $ 1,004,000.00         $     127.21
--------------             -----------          ---------------        --------------         ------------

      (1) Represents additional shares of common stock available for issuance pursuant to the Lightbridge, Inc. 1996 Employee Stock Purchase Plan, as amended.

      (2) Calculated pursuant to Rule 457(c) and (h)(1) under the Securities Act of 1933 based on the average of the high and low sales price of the common stock as reported on the Nasdaq National Market on October 5, 2004.

================================================================================

      This Registration Statement covers an additional 200,000 shares of common stock issuable pursuant to Lightbridge, Inc.'s 1996 Employee Stock Purchase Plan, as amended (the "Plan"). These shares are in addition to the 200,000 shares of common stock issuable under the Plan registered pursuant to the Registration Statement on Form S-8, File No. 333-101600, which Lightbridge, Inc. ("Lightbridge" or the "Registrant") filed with the Securities and Exchange Commission on December 2, 2002, the 200,000 shares of common stock issuable under the Plan registered pursuant to the Registration Statement on Form S-8, File No. 333-71890, which Lightbridge filed with the Securities and Exchange Commission on October 19, 2001, the 100,000 shares of common stock issuable under the Plan registered pursuant to the Registration Statement on Form S-8, File No. 333-43586, which Lightbridge filed with the Securities and Exchange Commission on August 11, 2000 and the 100,000 shares of common stock issuable under the Plan registered pursuant to the Registration Statement on Form S-8, File No. 333-21585, which Lightbridge filed with the Securities and Exchange Commission on February 11, 1997.

      The contents of Lightbridge's Registration Statements on Form S-8, File Nos. 333-101600, 333-71890, 333-43586 and 333-21585 are incorporated herein by reference.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.  EXHIBITS.

Exhibit No.        Description
-----------        -----------
4.1 (1)            Amended and Restated Certificate of Incorporation of the Registrant
4.2 (1)            Amended and Restated By-Laws of the Registrant
4.3 (2)            Amendment to Amended and Restated By-Laws of the Registrant, adopted October 29, 1998
4.4 (1)            Specimen Certificate for Common Stock of the Registrant
4.5 (3)            Rights Agreement dated as of November 14, 1997, between Lightbridge, Inc. and American
                   Stock Transfer and Trust Company, as Rights Agent
4.6 (3)            Form of Certificate of Designation of Series A Participating Cumulative Preferred Stock
                   of Lightbridge, Inc.
4.7 (3)            Form of Right Certificate
4.8 (4)            1996 Employee Stock Purchase Plan, as amended
4.9 (5)            Amendments to Lightbridge's 1996 Employee Stock Purchase Plan, as amended
4.10(6)            Amendment to Lightbridge's 1996 Employee Stock Purchase Plan, as amended
4.11*              Amendment to Lightbridge's 1996 Employee Stock Purchase Plan, as amended
5.1*               Opinion of Foley Hoag LLP
23.1*              Consent of Independent Registered Public Accounting Firm
23.2*              Consent of Foley Hoag LLP (included in Exhibit 5.1)
24.1*              Power of Attorney (contained on the signature page)

-------------------------------------

*     Filed herewith

(1) Incorporated by reference from the Registrant's Registration Statement on Form S-1, as amended (File No. 333-6589)

(2) Incorporated by reference from the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998.

(3) Incorporated by reference from the Registrant's Registration Statement on Form 8-A, as filed with the Securities and Exchange Commission on November 21, 1997.

(4) Incorporated by reference from Lightbridge's Registration Statement on Form S-8, as filed with the Securities and Exchange Commission on August 11, 2000.

(5) Incorporated by reference from Lightbridge's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001.

(6) Incorporated by reference from Lightbridge's Quarterly Report on Form 10-Q for the quarter ended September 30, 2002.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the TOWN OF BURLINGTON, MASSACHUSETTS, on this 12th day of October, 2004.

                                     LIGHTBRIDGE, INC.

                                     By: /s/ Robert E. Donahue
                                         ---------------------------
                                         Robert E. Donahue
                                         President and Chief Executive Officer

                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Robert E. Donahue as the undersigned's true and lawful attorney-in-fact and agent, with full power of substitution, for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing which she may deem necessary or advisable to be done in connection with this Registration Statement, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any substitute or substitutes for her, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the indicated capacities on the dates indicated.

      SIGNATURE                                      TITLE                                DATE
      ---------                                      -----                                ----
/s/ Robert E. Donahue             President, Chief Executive Officer and              October 12, 2004
----------------------            Director (Principal Executive Officer)
Robert E. Donahue

/s/ Timothy C. O'Brien            Vice President, Finance &                           October 12, 2004
----------------------            Administration and Chief Financial Officer
Timothy C. O'Brien                (Principal Financial and Accounting Officer)

/s/ David G. Turner               Director                                            October 12, 2004
----------------------
David G. Turner

/s/ Rachelle B. Chong             Director                                            October 12, 2004
----------------------
Rachelle B. Chong

/s/ Andrew G. Mills               Director                                            October 12, 20044
----------------------
Andrew G. Mills

/s/ Dorothy A. Terrell            Director                                            October 12, 2004
----------------------
Dorothy A. Terrell

/s/ Kevin C. Melia                Director                                            October 12, 2004
----------------------
Kevin C. Melia

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